UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 23, 2007 (August 23, 2007)
T-3 ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter )

Delaware (State or other jurisdiction of incorporation or organization)	Commission File No.: 000-19580	76-0697390 (IRS Employer Identification No.)
7135 Ardmore, Houston, Texas 77054
(Address of principal executive offices and zip code)
(713) 996-4110
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
     On August 23, 2007, T-3 Energy Services, Inc. (the “Company”) announced the appointments of Robert L. Ayers and Thomas R. Bates, Jr. as directors to the Board of Directors (the “Board”) of the Company.
     Messrs. Ayers and Bates are expected, at the time of this disclosure, to be named as members of the Board’s audit, compensation and nominating committees.
     Messrs. Ayers and Bates have no relationships or related party transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.
     Messrs. Ayers and Bates will receive compensation consistent with other outside directors of the Company. During 2006, the Company’s outside directors received an annual director fee of $30,000, an annual audit committee chairman fee of $6,000, an annual compensation committee chairman fee of $3,000, $2,000 for attendance at Board meetings and $1,000 for attendance at Board teleconference meetings, $1,000 for attendance at committee meetings, 5,000 non-statutory stock options, as well as reimbursement for reasonable travel expenses incurred in attending such meetings. Options granted to outside directors have an exercise price equal to the closing price of the Company’s common stock on the date of grant as reported by the NASDAQ Global Market, vest over a three-year period, and expire 10 years after the effective date of the grant, subject to prior termination, all pursuant to the terms of the T-3 Energy Services, Inc. 2002 Stock Incentive Plan.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release issued by T-3 Energy Services, Inc. on August 23, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

T-3 Energy Services, Inc.

By:	/s/ Michael T. Mino
Michael T. Mino
Chief Financial Officer and Vice President
Date: August 23, 2007

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release issued by T-3 Energy Services, Inc. on August 23, 2007.

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